EXHIBIT 23.1


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                       [BEARD & COMPANY, INC. LETTERHEAD]



                         CONSENT OF INDEPENDENT AUDITORS




         We hereby consent to the use in this Registration Statement (Form SB-2) of First Star Capital Trust and First Star Bancorp, Inc. and the related prospectus of our report, dated August 4, 1999, relating to the consolidated financial statements of First Star Bancorp, Inc. and its subsidiaries included therein. We also consent to the reference to our Firm under the caption "Experts" in the prospectus.





                                               /s/ BEARD & COMPANY, INC.
                                               ---------------------------------
                                               Beard & Company, Inc.



Allentown, Pennsylvania
September 16, 1999